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EXHIBIT 10.7 Consulting Agreement between GFY Foods, Inc. and White Rhino
Consulting, Inc. dated January 12, 2004

CONSULTING AGREEMENT
--------------------

                This agreement is made effective as of January 12, 2004, by and between GFY Foods Inc., a Nevada Corporation, (hereinafter "GFY") and White Rhino Consultants, Inc. (hereinafter "Consultant") as an independent contractor, in order to memorialize and confirm their respective duties, rights and obligations. The parties have entered into this Agreement as a means of securing to themselves the benefits and advantages of their mutual interests and goals with respect to the business of GFY.

1. SERVICES. Consultant shall provide, when requested, services to GFY. These services shall include assisting the company with the compilation, preparation and consolidation of financial statements; drafting of legal documents; drafting of any other business documents upon request of GFY; and acting as an interface with the auditors and attorneys of GFY upon the request of GFY. The parties intent in entering into this Agreement is to minimize the fees paid to the auditors, by delivering financial statements that attempt to adhere with GAAP and to minimize attorney fees paid by GFY by having its attorneys review documents prepared by Consultant as opposed to having the GFY attorneys prepare such documents. CONSULTANT IS NOT AN ATTORNEY AND ALL LEGAL DOCUMENTS AND/OR FILINGS WITH THE SECURITIES EXCHANGE COMMISSION SHOULD BE REVIEWED BY GFY AND ITS ATTORNEYS PRIOR TO FILING OR FINAL EXECUTION. CONSULTANT IS NOT AN S.E.C. APPROVED AUDITOR AND ALL FINANCIAL STATEMENTS MUST BE AUDITED (REVIEW FOR QUARTERLY STATEMENTS) BY THE COMPANY'S AUDIT FIRM. UNLESS APPROVED IN WRITING ALL FINANCIAL STATEMENTS ARE DEEMED TO BE USED FOR INTERNAL USE ONLY.

2. TERM OF AGREEMENT. Unless extended by a separate written agreement, the term of this Agreement shall be two (2) years from the date of its execution.

3. TERMINATION. GFY may terminate this Consulting Agreement for "cause". Cause shall be defined as 1) disregard of a direct order of the Board of Directors or any Officer of GFY, 2) conviction of a felony or any crime involving moral turpitude and 3) taking unjustified actions against GFY that the Board of Directors believe materially harm GFY.

4. PAYMENT FOR CONSULTING SERVICES. GFY shall pay to Consultant a retainer equal to ten thousand dollars ($10,000). Consultant will then invoice GFY for hourly services at a rate of One Hundred Twenty Five Dollars ($125) per hour. Such invoices shall be due and payable within 14 days of receipt.

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5.       EXPENSES. Consultant shall be reimbursed for automobile transportation expenses, travel expenses, telephone expenses and for other out-of-pocket expenses incurred in the course of rendering services for GFY.

6. USE OF ASSISTANTS. Consultant is solely responsible to GFY for the results of any specific job, but may use his own employees or assistants in rendering services to GFY, provided that the job results are satisfactory to GFY, and provided that any such employees or assistants are paid by Consultant out of Consultant's own funds.

7. OTHER CLIENTS. GFY recognizes that Consultant routinely performs similar services for other persons or entities. In the performance of services for GFY, Consultant is and shall at all times be an independent contractor and not an employee of GFY. Consequently, GFY will not withhold income or Social Security taxes or provide unemployment, disability, or any similar benefits to Consultant. GFY will also not provide liability insurance, errors and omissions insurance, worker's compensation insurance, or any other type of insurance coverage for Consultant. Consultant is expected to maintain any coverage legally required of an independent contractor while performing services for GFY, and by signing this agreement, Consultant represents that he/she has obtained for him/her-self and his/her employees, all insurance required by law for independent contractors involved in the provision of similar services. Consultant shall not make any claim against any insurance that GFY may from time to time provide for itself and/or its employee(s), whether such claim arises out of Consultant's work for GFY or out of any other circumstances.

8. INDEMNIFICATION OF CONSULTANT. GFY agrees to indemnify, defend and hold Consultant harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys' fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from any action taken by GFY, including any breach by GFY of any representation, warranty, covenant, condition, or agreement contained herein.

9. SOFTWARE, OFFICE AND SUPPLIES. Consultant shall supply any and all software and instrumentalities used by Consultant in the rendering of services to GFY, unless otherwise agreed in a writing signed by both parties.

10. NO RELIANCE ON GFY. Consultant shall not rely upon or use any license or license number that may be maintained from time to time by GFY. Consultant shall also maintain in force any business license required by local governmental entities.

11. NO OFFICE PROVIDED. Consultant shall maintain his own offices from which to do work under this Agreement, provided, however, that GFY may permit reasonable use of its facilities to Consultant from time to time when such an arrangement may promote the purposes of this Agreement. Notwithstanding any of the foregoing, the times and places at which Consultant renders services to GFY under this agreement are to be at the discretion of Consultant, provided that each job is completed in a timely and otherwise professional manner.

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12.     ENTIRE AGREEMENT. This agreement encompasses all the terms of the agreement between the parties hereto, and this agreement supersedes any and all other agreements, either orally or in writing, between the parties hereto with respect to the matters discussed herein. Any modifications of this agreement will be effective only if set forth in a writing signed by both parties.

13. SEVERABILITY. Whenever possible, each provision of this agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement shall be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or of the remaining provisions of this agreement.

14. GOVERNING LAW. This agreement shall be construed in accordance with, and governed by, the laws of the State of Colorado.


WHITE RHINO CONSULTANTS, INC.                GFY FOODS, INC.



  /s/ Jon Richard Marple                     By /s/ Edward Schwalb
-----------------------------                -----------------------------
JON RICHARD MARPLE, President                EDWARD SCHWALB, its President


Date: January 12, 2004                           Date: January 12, 2004

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